Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Raiford Garrabrant
Cree, Inc.
Director, Investor Relations
Phone: 919-407-7895
Fax: 919-407-5615
investorrelations@cree.com

Cree Reports Financial Results for the Fourth Quarter and Fiscal Year 2016

DURHAM, N.C., August 16, 2016 - Cree, Inc. (Nasdaq: CREE), a market leader in LED lighting, today announced revenue of $388 million for its fourth quarter of fiscal 2016, ended June 26, 2016. This represents a 2% increase compared to revenue of $382 million reported for the fourth quarter of fiscal 2015, and a 6% increase compared to the third quarter of fiscal 2016. GAAP net loss for the fourth quarter was $11 million, or $0.11 per diluted share, compared to GAAP net loss of $88 million, or $0.83 per diluted share, for the fourth quarter of fiscal 2015. On a non-GAAP basis, net income for the fourth quarter of fiscal 2016 was $19 million, or $0.19 per diluted share, compared to non-GAAP net loss for the fourth quarter of fiscal 2015 of $21 million, or $0.19 per diluted share.

For fiscal year 2016, Cree reported revenue of $1.62 billion, which represents a 1% decrease compared to revenue of $1.63 billion for fiscal 2015. GAAP net loss was $22 million, or $0.21 per diluted share, compared to net loss of $65 million, or $0.57 per diluted share, for fiscal 2015. On a non-GAAP basis, net income for fiscal year 2016 was $88 million, or $0.86 per diluted share, compared to $71 million or $0.63 per diluted share, for fiscal 2015.

“Fiscal 2016 was a year of progress towards our goal to build a more focused and valuable LED lighting technology company,” stated Chuck Swoboda, Cree Chairman and CEO. “We successfully restructured the LED business, improved commercial lighting fundamentals, refocused our consumer business on premium LED bulbs, and unlocked significant value with the agreement to sell Wolfspeed."

Q4 2016 Financial Metrics
(in thousands, except per share amounts and percentages)

	Fourth Quarter
	2016	2015	Change
	(unaudited)	(unaudited)
Revenue, net	$388,413	$382,157	$6,256	2%
GAAP
Gross margin	29.1%	20.1%
Operating margin	(1.2)%	(25.1)%
Net loss	$(10,641)	$(88,100)	$77,459	88%
Loss per diluted share	$(0.11)	$(0.83)	$0.72	87%
Non-GAAP
Gross margin	30.8%	20.9%
Operating margin	5.5%	(7.4)%
Net income (loss)	$18,918	$(20,718)	$39,636	191%
Earnings (loss) per diluted share	$0.19	$(0.19)	$0.38	200%

•	Gross margin decreased from Q3 of fiscal 2016 to 29.1% on a GAAP basis, and increased to 30.8% on a non-GAAP basis.

•	Cash and investments decreased by $15 million from Q3 of fiscal 2016 to $605 million.

•	Accounts receivable, net decreased by $13 million from Q3 of fiscal 2016 to $166 million, with days sales outstanding of 38.

•	Inventory increased by $2 million from Q3 of fiscal 2016 to $300 million and represents 98 days of inventory.

•	Free cash flow was $41 million for Q4 of fiscal 2016, a $47 million increase sequentially.

Recent Business Highlights:

•	Reached an agreement to sell Wolfspeed to Infineon for $850 million in cash;

•	Released many new Lighting products, including the following:

▪LN Series suspended luminaire
▪HXB Series LED high bay luminaire
▪ZR FD LED Series troffer
▪RSW™ LED street luminaires
▪OSQ™ 28L outdoor area and flood LED luminaire
▪Essentia® by Cree LED downlight and track light portfolios
▪XSP HO Series roadway luminaire
▪Next-generation CPY-20L™ LED canopy luminaires
▪SmartCast® Manager software

•	Launched the following new LED products:
▪XLamp® XT-E HE LED
▪XLamp MHB-B LED
▪XLamp XQ-E Photo Red LED

•	Received a favorable Initial Determination ruling from the U.S. International Trade Commission in the company's case against Feit Electric and its Asian supplier, Unity Opto;

•	Reached favorable agreements to settle patent disputes with Harvatek and Kingbright.

Business Outlook:

For its first quarter of fiscal 2017 ending September 25, 2016, Cree targets consolidated revenue, which includes both continued and discontinued operations, in a range of $356 million to $378 million. Consolidated GAAP net income is targeted at $5 million to $6 million, or $0.05 to $0.06 per diluted share. Consolidated non-GAAP net income is targeted in a range of $10 million to $16 million, or $0.10 to $0.16 per diluted share. Targeted consolidated non-GAAP earnings exclude $23 million of expenses related to stock-based compensation expense, the amortization or impairment of acquisition-related intangibles and transaction costs associated with the sale of the Wolfspeed business. The GAAP and non-GAAP targets do not include any estimated change in the fair value of Cree’s Lextar investment.

For continuing operations, revenue is targeted in a range of $310 million to $330 million. GAAP net income from continuing operations is targeted at $2 million to $3 million, or $0.02 to $0.03 per diluted share. Non-GAAP net income from continued operations is targeted in a range of $6 million to $11 million, or $0.06 to $0.11 per diluted share. Targeted non-GAAP earnings from continuing operations exclude $20 million of expenses related to stock-based compensation expense and the amortization or impairment of acquisition-related intangibles. The GAAP and non-GAAP targets do not include any estimated change in the fair value of Cree’s Lextar investment.

For discontinued operations, revenue is targeted in a range of $46 million to $48 million. GAAP net income from discontinued operations is targeted at $2 million to $3 million, or $0.02 to $0.03 per diluted share. Non-GAAP net income from discontinued operations is targeted in a range of $4 million to $5 million, or $0.04 to $0.05 per diluted share. Targeted non-GAAP earnings from continuing discontinued operations exclude $3 million of expenses related to stock-based compensation expense, the amortization or impairment of acquisition-related intangibles and transaction costs associated with the sale of the Wolfspeed business.

Quarterly Conference Call:

Cree will host a conference call at 5:00 p.m. Eastern time today to review the highlights of the fourth quarter and fiscal year 2016 results and the fiscal first quarter 2017 business outlook, including significant factors and assumptions underlying the targets noted above.

The conference call will be available to the public through a live audio web broadcast via the Internet. For webcast details, visit Cree's website at investor.cree.com/events.cfm.

Supplemental financial information, including the non-GAAP reconciliation attached to this press release, is available on Cree's website at investor.cree.com/results.cfm.

About Cree, Inc.

Cree is a market-leading innovator of lighting-class LEDs, lighting products and semiconductor products for power and radio frequency (RF) applications. Cree believes in better light experiences and is delivering new innovative LED technology that transforms the way people experience light through high-quality interior and exterior LED lighting solutions.

Cree’s product families include LED lighting systems and bulbs, blue and green LED chips, high-brightness LEDs, lighting-class power LEDs, power-switching devices and RF devices. Cree’s products are driving improvements in applications such as general illumination, electronic signs and signals, power supplies and inverters.

For additional product and Company information, please refer to www.cree.com.

Non-GAAP Financial Measures:

This press release highlights the Company's financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs, charges and expenses which are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the Company's performance, core results and underlying trends. Cree's management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Forward Looking Statements:

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated in the forward-looking statements. Actual results, including with respect to our targets and prospects, could differ materially due to a number of factors, including the risk that we may not obtain sufficient orders to achieve our targeted revenues; price competition in key markets; the risk that we or our channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as we experience wide fluctuations in supply and demand; the risk that our commercial Lighting results will continue to suffer if new issues arise regarding the new ERP system we implemented in the third quarter of fiscal 2016 for this business; the risk that we may experience production difficulties that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; our ability to lower costs; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity; product mix; risks associated with the ramp-up of production of our new products, and our entry into new business channels different from those in which we have historically operated; the risk that customers do not maintain their favorable perception of our brand and products, resulting in lower demand for our products; the risk that our products fail to perform or fail to meet customer requirements or expectations, resulting in significant additional costs, including costs associated with the potential recall of our products; the risk that retail customers may alter promotional pricing, increase promotion of a competitor's products over our products or reduce their inventory levels, all of which could negatively affect product demand; the risk that the sale of our Wolfspeed business to Infineon may be delayed or may not occur; the ability to obtain regulatory approval or the possibility that such regulatory approval may result in the imposition of conditions that could cause the parties to abandon the Wolfspeed transaction; the risk that one or more of the conditions to closing of the Wolfspeed transaction may not be satisfied; the possibility that anticipated benefits of the proposed Wolfspeed transaction will not be realized, including the amount of cash to be realized by Cree from the transaction or our resulting ability to pursue select strategic transactions and stock repurchases; potential business uncertainty, including changes to existing business relationships during the pendency before closing that could affect our financial performance; the risk that our investments may experience periods of significant stock price volatility causing us to recognize fair value losses on our investment; the risk that we have an increasingly complex supply chain and its ability to scale to enable maintaining a sufficient supply of raw materials; ongoing uncertainty in global economic conditions, infrastructure development or customer demand that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments; the risk we may be required to record a significant charge to earnings if our goodwill or amortizable assets become impaired; our ability to complete development and commercialization of products under development, such as our pipeline of improved LED chips, LED components and LED lighting products; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; risks related to our multi-year warranty periods for LED lighting products; risks associated with acquisitions, divestitures or investments generally; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 28, 2015, and subsequent reports filed with the SEC. These forward-looking statements represent Cree's judgment as of the date of this release. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any intent or obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree®, Essentia®, SmartCast® and XLamp® are registered trademarks and CPY-20L™, RSW™, OSQ™, and Wolfspeed™ are trademarks of Cree, Inc.

CREE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(in thousands, except per share amounts and percentages)
(unaudited)

	Three Months Ended		Year Ended
	June 26, 2016	June 28, 2015	June 26, 2016	June 28, 2015
Revenue, net	$388,413	$382,157	$1,616,627	$1,632,505
Cost of revenue, net	275,390	305,467	1,129,553	1,158,586
Gross profit	113,023	76,690	487,074	473,919
Gross margin percentage	29.1%	20.1%	30.1%	29.0%

Operating expenses:
Research and development	41,485	45,260	168,848	182,797
Sales, general and administrative	68,609	76,803	283,052	290,730
Amortization or impairment of acquisition-related intangibles	7,290	6,477	28,732	26,220
Loss on disposal or impairment of long-lived assets	430	44,081	16,913	47,722
Total operating expenses	117,814	172,621	497,545	547,469

Operating loss	(4,791)	(95,931)	(10,471)	(73,550)
Operating loss percentage	(1.2)%	(25.1)%	(0.6)%	(4.5)%

Non-operating income (expense), net	1,040	(14,155)	(13,035)	(10,389)
Loss from operations before income taxes	(3,751)	(110,086)	(23,506)	(83,939)
Income tax expense (benefit)	6,890	(21,986)	(1,970)	(19,247)
Net loss	$(10,641)	$(88,100)	$(21,536)	$(64,692)

Diluted loss per share	$(0.11)	$(0.83)	$(0.21)	$(0.57)

Shares used in diluted per share calculation	100,663	106,558	101,783	113,022

CREE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 26, 2016	June 28, 2015
	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents, and short-term investments	$605,305	$713,191
Accounts receivable, net	165,611	186,157
Income tax receivable	6,304	—
Inventories	300,317	280,576
Deferred income taxes	—	39,190
Prepaid expenses	26,810	29,932
Other current assets	44,788	54,851
Assets held for sale	4,347	4,353
Total current assets	1,153,482	1,308,250
Property and equipment, net	599,723	635,072
Goodwill	618,828	616,345
Intangible assets, net	302,810	310,729
Other long-term investments	40,179	57,595
Deferred income taxes	38,564	8,951
Other assets	9,249	11,091
Total assets	$2,762,835	$2,948,033

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable, trade	$129,060	$163,128
Accrued salaries and wages	44,642	45,415
Income taxes payable	—	2,035
Other current liabilities	46,072	44,208
Total current liabilities	219,774	254,786

Long-term liabilities:
Long-term debt	160,000	200,000
Deferred income taxes	943	10,211
Other long-term liabilities	14,294	21,084
Total long-term liabilities	175,237	231,295

Shareholders’ equity:
Common stock	125	131
Additional paid-in-capital	2,359,584	2,285,554
Accumulated other comprehensive income, net of taxes	8,728	5,798
(Accumulated deficit)/retained earnings	(613)	170,469
Total shareholders’ equity	2,367,824	2,461,952
Total liabilities and shareholders’ equity	$2,762,835	$2,948,033

CREE, INC.
FINANCIAL RESULTS BY OPERATING SEGMENT
(in thousands, except percentages)
(unaudited)

The following table reflects the results of the Company's reportable segments as reviewed by the Company's Chief Executive Officer, its Chief Operating Decision Maker or CODM, for the three months and year ended June 26, 2016 and the three months and year ended June 28, 2015. The CODM does not review inter-segment transactions when evaluating segment performance and allocating resources to each segment. As such, total segment revenue is equal to the Company's consolidated revenue.

	Three Months Ended
	June 26, 2016	June 28, 2015	Change
Lighting Products revenue	$198,418	$229,139	$(30,721)	(13)%
Lighting Products percent of revenue	51%	60%
LED Products revenue	159,076	122,231	36,845	30%
LED Products percent of revenue	41%	32%
Power and RF Products revenue	30,919	30,787	132	—%
Power and RF Products percent of revenue	8%	8%
Total revenue	$388,413	$382,157	$6,256	2%

	Year Ended
	June 26, 2016	June 28, 2015	Change
Lighting Products revenue	$889,133	$906,502	$(17,369)	(2)%
Lighting Products percent of revenue	55%	56%
LED Products revenue	610,835	602,082	8,753	1%
LED Products percent of revenue	38%	37%
Power and RF Products revenue	116,659	123,921	(7,262)	(6)%
Power and RF Products percent of revenue	7%	7%
Total revenue	$1,616,627	$1,632,505	$(15,878)	(1)%

	Three Months Ended
	June 26, 2016	June 28, 2015	Change
Lighting Products gross profit	$51,168	$56,934	$(5,766)	(10)%
Lighting Products gross margin	25.8%	24.8%
LED Products gross profit	55,878	8,506	47,372	557%
LED Products gross margin	35.1%	7.0%
Power and RF Products gross profit	13,923	16,163	(2,240)	(14)%
Power and RF Products gross margin	45.0%	52.5%
Contract manufacturer dispute related expenses	(2,108)	—	(2,108)
T8 product recall charges	(1,349)	—	(1,349)
Unallocated costs	(4,489)	(4,913)	424	9%
Consolidated gross profit	$113,023	$76,690	$36,333	47%
Consolidated gross margin	29.1%	20.1%

	Year Ended
	June 26, 2016	June 28, 2015	Change
Lighting Products gross profit	$241,699	$235,542	$6,157	3%
Lighting Products gross margin	27.2%	26.0%
LED Products gross profit	212,367	190,912	21,455	11%
LED Products gross margin	34.8%	31.7%
Power and RF Products gross profit	56,069	67,764	(11,695)	(17)%
Power and RF Products gross margin	48.1%	54.7%
Contract manufacturer dispute related expenses	(2,108)	—	(2,108)
T8 product recall charges	(1,349)	—	(1,349)
Unallocated costs	(19,604)	(20,299)	695	3%
Consolidated gross profit	$487,074	$473,919	$13,155	3%
Consolidated gross margin	30.1%	29.0%
Reportable Segments Description
The Company's Lighting Products segment primarily consists of LED lighting systems and bulbs. The Company's LED Products segment includes LED components, LED chips, and silicon carbide materials. The Company's Power and RF Products segment includes power devices and RF devices.
Financial Results by Reportable Segment
The Company's CODM reviews gross profit as the lowest and only level of segment profit. As such, all items below gross profit in the consolidated statements of income must be included to reconcile the consolidated gross profit presented in the preceding table to the Company's consolidated income before taxes.
The Company allocates direct costs and indirect costs to each segment's cost of revenue. The allocation methodology is based on a reasonable measure of utilization considering the specific facts and circumstances of the cost being allocated.
Certain costs are not allocated when evaluating segment performance. These unallocated costs consist primarily of manufacturing employees' stock-based compensation, expenses for profit sharing and quarterly or annual incentive plans and matching contributions under the Company 401(k) Plan.

Cree, Inc.
Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Cree uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross margin, non-GAAP operating income, non-GAAP non-operating income, net, non-GAAP net income, non-GAAP earnings per diluted share and free cash flow.

Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release. In this press release, Cree also presents its target for non-GAAP expenses, which are expenses less expenses in the various categories described below. Both our GAAP targets and non-GAAP targets do not include any estimated changes in the fair value of our Lextar investment.
Non-GAAP measures presented in this press release are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cree's results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Cree's results of operations in conjunction with the corresponding GAAP measures.
Cree believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Cree has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.
For its internal budgeting process, and as discussed further below, Cree's management uses financial statements that do not include the items listed below and the income tax effects associated with the foregoing. Cree's management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.
Cree excludes the following items from one or more of its non-GAAP measures when applicable:
Contract manufacturer dispute related expenses. The Company has recognized charges associated with a dispute with a former Lighting Products contract manufacturer, whom Cree ceased utilizing as of the end of 2014. Because these charges relate to amounts from prior fiscal years, Cree does not consider these charges to be reflective of ongoing operating results.
T8 product recall charges. The Company has recognized charges associated with the product recall of its Linear LED T8 Replacement Lamps and the associated discontinuance of this product line. Because these charges relate to the exit from a market segment, Cree does not consider these charges to reflective of ongoing operating results.
Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock, performance stock awards and employee stock purchases through its ESPP. Cree excludes stock-based compensation expenses from its non-GAAP measures because they are non-cash expenses that Cree does not believe are reflective of ongoing operating results.
Amortization or impairment of acquisition-related intangibles. Cree incurs amortization or impairment of acquisition-related intangibles in connection with acquisitions. Cree excludes these items because they arise from Cree's prior acquisitions and have no direct correlation to the ongoing operating results of Cree's business.
Asset retirement charges. Cree has recognized charges for the impact of the decision to abandon or retire certain property and equipment prior to the end of their estimated useful lives. Because these charges relate to assets which have been or will be retired prior to the end of their estimated useful lives, Cree does not consider these charges to be reflective of ongoing operating results.
LED business restructuring charges or gains. In June 2015, Cree’s board of directors approved a plan to restructure the LED business. The restructuring, which was completed during fiscal 2016, reduced excess capacity and overhead in order to improve the cost structure moving forward. The components of the restructuring include the planned sale or abandonment of certain manufacturing equipment, facility consolidation and the elimination of certain positions. Because these charges relate to assets which have been retired prior to the end of their estimated useful lives and severance costs for eliminated positions, Cree does not consider these charges to be reflective of ongoing operating results. Similarly, Cree does not consider realized gains on the sale of assets relating to the restructuring to be reflective of ongoing operating results.
Changes in the fair value of our Lextar investment. The Company's common stock ownership investment in Lextar Electronics Corporation is accounted for utilizing the fair value option. As such, changes in fair value are recognized in income, including fluctuations due to the exchange rate between the New Taiwan Dollar and the United States Dollar. Cree excludes the impact of these gains or losses from its non-GAAP measures because they are non-cash impacts that Cree does not believe are reflective of ongoing operating results. Additionally, Cree excludes the impact of dividends received on its Lextar investment as Cree does not believe it is reflective of ongoing operating results.

Recognition of deferred IPO (Initial Public Offering) costs. The Company has recognized an expense for previously deferred IPO costs due to the delay in the anticipated timing of the planned initial public offering of Wolfspeed, our Power and RF Products segment plus the non-LED Materials and gemstones business, as required by SEC guidance. Cree excludes the impact of this expense as Cree does not consider this charge to be reflective of ongoing operating results.
Transaction costs associated with the sale of the Wolfspeed business. The Company has incurred transaction costs in conjunction with the proposed sale of its Wolfspeed business to Infineon. Because these costs were incurred relative to a portion of the business which will be reported as discontinued operations in fiscal 2017, Cree does not consider these charges to be reflective on ongoing operating results.
Income tax effects of the foregoing non-GAAP items. This amount is used to present each of the amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income.
Cree expects to incur many of these same expenses, including income taxes associated with these expenses, in future periods. In addition to the non-GAAP measures discussed above, Cree also uses free cash flow as a measure of operating performance and liquidity. Free cash flow represents operating cash flows less net purchases of property and equipment and patent and licensing rights. Cree considers free cash flow to be an operating performance and a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, a portion of which can then be used to, among other things, invest in Cree's business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. A limitation of the utility of free cash flow as a measure of operating performance and liquidity is that it does not represent the residual cash flow available to the company for discretionary expenditures, as it is excludes certain mandatory expenditures such as debt service.

CREE, INC.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts and percentages)
(unaudited)

Non-GAAP Gross Margin

	Three Months Ended		Year Ended
	June 26, 2016	June 28, 2015	June 26, 2016	June 28, 2015
GAAP gross profit	$113,023	$76,690	$487,074	$473,919
GAAP gross margin percentage	29.1%	20.1%	30.1%	29.0%
Adjustments:
Contract manufacturer dispute related expenses	2,108	—	2,108	—
T8 product recall charges	1,349	—	1,349	—
Stock-based compensation expense	3,170	3,325	12,394	12,836
Non-GAAP gross profit	$119,650	$80,015	$502,925	$486,755
Non-GAAP gross margin percentage	30.8%	20.9%	31.1%	29.8%

Non-GAAP Operating Income (Loss)

	Three Months Ended		Year Ended
	June 26, 2016	June 28, 2015	June 26, 2016	June 28, 2015
GAAP operating loss	$(4,791)	$(95,931)	$(10,471)	$(73,550)
GAAP operating income percentage	(1.2)%	(25.1)%	(0.6)%	(4.5)%
Adjustments:
Contract manufacturer dispute related expenses	2,108	—	2,108	—
T8 product recall charges	1,349	—	1,349	—
Stock-based compensation expense:
Cost of revenue, net	3,170	3,325	12,394	12,836
Research and development	3,289	3,728	13,842	16,524
Sales, general and administrative	7,952	7,988	32,491	34,941
Total stock-based compensation expense	14,411	15,041	58,727	64,301
Amortization or impairment of acquisition-related intangibles	7,290	6,477	28,732	26,220
Asset retirement charges	—	—	—	3,139
Costs associated with LED business restructuring	133	45,981	17,710	45,981
Recognition of deferred IPO costs	—	—	1,810	—
Costs associated with sale of Power & RF business	1,041	—	1,745	—
Total adjustments to GAAP operating loss	26,332	67,499	112,181	139,641
Non-GAAP operating income (loss)	$21,541	$(28,432)	$101,710	$66,091
Non-GAAP operating income (loss) percentage	5.5%	(7.4)%	6.3%	4.0%

Non-GAAP Non-Operating Income, net

	Three Months Ended		Year Ended
	June 26, 2016	June 28, 2015	June 26, 2016	June 28, 2015
GAAP non-operating income (loss), net	$1,040	$(14,155)	$(13,035)	$(10,389)
Adjustment:
Net changes in the fair value of Lextar investment	(59)	16,689	15,832	20,390
Non-GAAP non-operating income, net	981	2,534	2,797	10,001

Non-GAAP Net Income (Loss)

	Three Months Ended		Year Ended
	June 26, 2016	June 28, 2015	June 26, 2016	June 28, 2015
GAAP net loss	$(10,641)	$(88,100)	$(21,536)	$(64,692)
Adjustments:
Contract manufacturer dispute related expenses	2,108	—	2,108	—
T8 product recall charges	1,349	—	1,349	—
Stock-based compensation expense	14,411	15,041	58,727	64,301
Amortization or impairment of acquisition-related intangibles	7,290	6,477	28,732	26,220
Asset retirement charges	—	—	—	3,139
Costs associated with LED business restructuring	133	45,981	17,710	45,981
Recognition of deferred IPO costs	—	—	1,810	—
Costs associated with sale of Power & RF business	1,041	—	1,745	—
Net changes in the fair value of Lextar investment	(59)	16,689	15,832	20,390
Total adjustments to GAAP net loss before provision for income taxes	26,273	84,188	128,013	160,031
Income tax effect *	3,286	(16,806)	(18,937)	(24,421)
Non-GAAP net income (loss)	$18,918	$(20,718)	$87,540	$70,918

Earnings (loss) per share
Non-GAAP diluted net income (loss) per share	$0.19	$(0.19)	$0.86	$0.63

Shares used in diluted net income (loss) per share calculation
Non-GAAP shares used	100,663	106,558	101,783	113,022
*Estimated income tax effect is based upon the Company's overall consolidated effective tax rate for the given period.

Free Cash Flow

	Three Months Ended		Year Ended
	June 26, 2016	June 28, 2015	June 26, 2016	June 28, 2015
Cash flow from operations	$64,553	$87,554	$203,316	$181,254
Less: PP&E spending	(20,326)	(47,883)	(120,018)	(206,160)
Less: Patents spending	(3,409)	(4,940)	(14,443)	(19,491)
Total free cash flow	$40,818	$34,731	$68,855	$(44,397)

CREE, INC.
PRO FORMA DISCONTINUED OPERATIONS
(unaudited)
(in thousands, except per share amounts and percentages)

The reconciliation tables below present Cree’s historical GAAP information on a pro forma basis excluding the amounts attributable to the Wolfspeed business that will be presented as discontinued operations beginning in Cree's first quarter of fiscal 2017 ending September 25, 2016.

	Three Months Ended September 27, 2015			Three Months Ended December 27, 2015			Three Months Ended March 27, 2016			Three Months Ended June 26, 2016			Twelve Months Ended June 26, 2016
	As Reported	Discontinued Operations	Pro forma	As Reported	Discontinued Operations	Pro forma	As Reported	Discontinued Operations	Pro forma	As Reported	Discontinued Operations	Pro forma	As Reported	Discontinued Operations	Pro forma
Revenue, net	$425,489	$(43,939)	$381,550	$435,806	$(42,048)	$393,758	$366,919	$(43,670)	$323,249	$388,413	$(46,717)	$341,696	$1,616,627	$(176,374)	$1,440,253
Cost of revenue, net	294,916	(20,556)	274,360	301,361	(18,706)	282,655	257,886	(21,863)	236,023	275,390	(23,820)	251,570	1,129,553	(84,945)	1,044,608
Gross profit	130,573	(23,383)	107,190	134,445	(23,342)	111,103	109,033	(21,807)	87,226	113,023	(22,897)	90,126	487,074	(91,429)	395,645
Gross margin percentage		53.2%	28.1%		0.555	28.2%		49.9%	27%		49%	26.4%		51.8%	27.5%
Operating expenses:		—			—			—			—
Research and development	43,540	(10,809)	32,731	41,952	(10,389)	31,563	41,871	(11,179)	30,692	41,485	(12,035)	29,450	168,848	(44,412)	124,436
Sales, general and administrative	75,263	(4,945)	70,318	74,691	(6,701)	67,990	64,489	(4,809)	59,680	68,609	(6,378)	62,231	283,052	(22,833)	260,219
Amortization or impairment of acquisition-related intangibles	7,062	(594)	6,468	7,062	(594)	6,468	7,318	(864)	6,454	7,290	(865)	6,425	28,732	(2,917)	25,815
Loss on disposal or impairment of long-lived assets	14,573	(5,007)	9,566	2,014	(1)	2,013	(104)	(165)	(269)	430	(6)	424	16,913	(5,179)	11,734
Total operating expenses	140,438	(21,355)	119,083	125,719	(17,685)	108,034	113,574	(17,017)	96,557	117,814	(19,284)	98,530	497,545	(75,341)	422,204
Operating (loss) income	(9,865)	(2,028)	(11,893)	8,726	(5,657)	3,069	(4,541)	(4,790)	(9,331)	(4,791)	(3,613)	(8,404)	(10,471)	(16,088)	(26,559)
Non-operating (expense) income, net	(22,806)	—	(22,806)	8,014	—	8,014	717	—	717	1,040	—	1,040	(13,035)	—	(13,035)
(Loss) income from continuing operations before income taxes	(32,671)	(2,028)	(34,699)	16,740	(5,657)	11,083	(3,824)	(4,790)	(8,614)	(3,751)	(3,613)	(7,364)	(23,506)	(16,088)	(39,594)
Income tax (benefit) expense	(8,182)	(625)	(8,807)	3,298	(1,742)	1,556	(3,976)	(1,475)	(5,451)	6,890	(1,113)	5,777	(1,970)	(4,955)	(6,925)
Net (loss) income from continuing operations	(24,489)	(1,403)	(25,892)	13,442	(3,915)	9,527	152	(3,315)	(3,163)	(10,641)	(2,500)	(13,141)	(21,536)	(11,133)	(32,669)
Discontinued operations:
(Loss) income from operations of Wolfspeed	—	2,028	2,028	—	5,657	5,657	—	4,790	4,790	—	3,613	3,613	—	16,088	16,088
Income tax (benefit) expense	—	625	625	—	1,742	1,742	—	1,475	1,475	—	1,113	1,113	—	4,955	4,955
(Loss) income on discontinued operations	—	1,403	1,403	—	3,915	3,915	—	3,315	3,315	—	2,500	2,500	—	11,133	11,133
Net (loss) income	$(24,489)	$—	$(24,489)	$13,442	$—	$13,442	$152	$—	$152	$(10,641)	$—	$(10,641)	$(21,536)	$—	$(21,536)
Basic (loss) earnings per share:
(Loss) income from continuing operations	$(0.24)	$(0.01)	$(0.25)	$0.13	$(0.04)	$0.09	$—	$(0.03)	$(0.03)	$(0.11)	$(0.02)	$(0.13)	$(0.21)	$(0.11)	$(0.32)
Discontinued operations, net of tax	—	0.01	0.01	—	0.04	0.04	—	0.03	0.03	—	0.02	0.02	—	0.11	0.11
Net (loss) income	$(0.24)	$—	$(0.24)	$0.13	$—	$0.13	$—	$—	$—	$(0.11)	$—	$(0.11)	$(0.21)	$—	$(0.21)
Diluted (loss) earnings per share:
(Loss) income from continuing operations	$(0.24)	$(0.01)	$(0.25)	$0.13	$(0.04)	$0.09	$—	$(0.03)	$(0.03)	$(0.11)	$(0.02)	$(0.13)	$(0.21)	$(0.11)	$(0.32)
Discontinued operations, net of tax	—	0.01	0.01	—	0.04	0.04	—	0.03	0.03	—	0.02	0.02	—	0.11	0.11
Net (loss) income	$(0.24)	$—	$(0.24)	$0.13	$—	$0.13	$—	$—	$—	$(0.11)	$—	$(0.11)	$(0.21)	$—	$(0.21)

Weighted average shares
Basic	103,473	103,473	103,473	102,391	102,391	102,391	100,606	100,606	100,606	100,663	100,663	100,663	101,783	101,783	101,783
Diluted	103,473	103,473	103,473	102,521	102,521	102,521	101,221	101,221	101,221	100,663	100,663	100,663	100,663	100,663	100,663

CREE, INC.
PRO FORMA SEGMENT RECLASSIFICATION
TWELVE TRAILING MONTHS ENDED JUNE 2016
(unaudited)
(in thousands, except percentages)

The reconciliation tables below compare Cree’s historical GAAP segment information presentation to the pro-forma segment information for each segment as reclassified to reflect the sale of the Wolfspeed business. The Wolfspeed business includes certain operations formerly part of the LED Product segment relating to the silicon carbide substrate business for power, RF and gemstone applications.

	Three Months Ended September 27, 2015			Three Months Ended December 27, 2015			Three Months Ended March 27, 2016			Three Months Ended June 26, 2016			Twelve Months Ended June 26, 2016
	Reported	Change	Adjusted	Reported	Change	Adjusted	Reported	Change	Adjusted	Reported	Change	Adjusted	Reported	Change	Adjusted
Revenue
Lighting Products	$248,031	$—	$248,031	$254,970	$—	$254,970	$187,714	$—	$187,714	$198,418	$—	$198,418	$889,133	$—	$889,133
Percent of Revenue	58%		58%	59%		59%	51%		51%	51%		51%	55%		55%
LED Products	148,208	(14,689)	133,519	153,362	(14,574)	138,788	150,189	(14,654)	135,535	159,076	(15,798)	143,278	610,835	(59,715)	551,120
Percent of Revenue	35%		31%	35%		32%	41%		37%	41%		37%	38%		34%
Wolfspeed	29,250	14,689	43,939	27,474	14,574	42,048	29,016	14,654	43,670	30,919	15,798	46,717	116,659	59,715	176,374
Percent of Revenue	7%		10%	6%		10%	8%		12%	8%		12%	7%		11%
Total	$425,489	$—	$425,489	$435,806	$—	$435,806	$366,919	$—	$366,919	$388,413	$—	$388,413	$1,616,627	$—	$1,616,627

Gross Profit/ Gross Margin
Lighting Products	$69,081	$—	$69,081	$72,642	$—	$72,642	$48,808	$—	$48,808	$51,168	$—	$51,168	$241,699	$—	$241,699
Gross Margin	27.9%		27.9%	28.5%		28.5%	26.0%		26.0%	25.8%		25.8%	27.2%		27.2%
LED Products	51,668	(9,793)	41,875	52,719	(9,780)	42,939	52,102	(9,272)	42,830	55,878	(9,708)	46,170	212,367	(38,553)	173,814
Gross Margin	34.9%	66.7%	31.4%	34.4%	67.1%	30.9%	34.7%	63.3%	31.6%	35.1%	61.5%	32.2%	34.8%	64.6%	31.5%
Wolfspeed	14,323	9,060	23,383	14,346	8,996	23,342	13,477	8,330	21,807	13,923	8,974	22,897	56,069	35,360	91,429
Gross Margin	49.0%	61.7%	53.2%	52.2%	61.7%	55.5%	46.4%	56.8%	49.9%	45.0%	56.8%	49.0%	48.1%	59.2%	51.8%
Contract manufacturer dispute related expenses	—	—	—	—	—	—	—	—	—	(2,108)	—	(2,108)	(2,108)	—	(2,108)
T8 product recall charges	—	—	—	—	—	—	—	—	—	(1,349)	—	(1,349)	(1,349)	—	(1,349)
Unallocated costs	(4,499)	733	(3,766)	(5,262)	784	(4,478)	(5,354)	942	(4,412)	(4,489)	734	(3,755)	(19,604)	3,193	(16,411)
Total	$130,573	$—	$130,573	$134,445	$—	$134,445	$109,033	$—	$109,033	$113,023	$—	$113,023	$487,074	$—	$487,074
Gross Margin	30.7%		30.7%	30.8%		30.8%	29.7%		29.7%	29.1%		29.1%	30.1%		30.1%